EXHIBIT 32.2

Certification of Principal Financial Officer
pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350

In connection with the Annual Report of PAR Technology Corporation (the “Company”) on Form 10-K for the period ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bryan A. Menar, Chief Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that, to my knowledge:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 16, 2021

/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial and Accounting Officer
(Principal Financial Officer)